Exhibit 99.1
Signature Page

KKR GROUP PARTNERSHIP L.P.		03/10/2026

By: KKR Group Holdings Corp., its general partner

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP HOLDINGS CORP.		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR GROUP CO. INC.		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR & CO. INC.		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Secretary

KKR MANAGEMENT LLP		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary

HENRY R. KRAVIS		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact

GEORGE R. ROBERTS		03/10/2026

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Attorney-in-fact